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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated June 30, 1998 included in the Form 10-K of PSS World Medical, Inc. for the year ended April 3, 1998 and to all references to our Firm included in this registration statement.


Arthur Andersen LLP



Jacksonville, Florida
September 23, 1998